UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2009
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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 28, 2009, Orthofix International N.V. (the “Company”) received a letter from Ramius Value and Opportunity Master Fund Ltd (“Ramius”) stating that Ramius had obtained written requests to call a special general meeting of the Company’s shareholders pursuant to Article 129 of Book 2 of the Netherlands Antilles Civil Code (the “Code”) from shareholders representing approximately 55% of the outstanding shares of common stock of the Company.  The letter also enclosed copies of such requests.

Pursuant to Article 129 of Book 2 of the Code, shareholders who alone or jointly may cast at least 10% of the votes with regard to a specific subject matter may request in writing that the board of directors convene a special general meeting of shareholders to consider and decide such subject matter.  In the event that valid written demands are received from the requisite number of shareholders, a Netherlands Antilles company must act upon a proper written request within fourteen (14) days from receipt by the board of such demands, or the applicants may have authority to convene such a meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Raymond C. Kolls
Raymond C. Kolls Senior Vice President & General Counsel

Date: January 30, 2009